SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                       IBJ WHITEHALL BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

             New York                                            13-6022258
(Jurisdiction of incorporation                                (I.R.S. employer
or organization if not a U.S. national bank)                 identification No.)

One State Street, New York, New York                               10004
(Address of principal executive offices)                         (Zip code)

                      LUIS PEREZ, ASSISTANT VICE PRESIDENT
                       IBJ WHITEHALL BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, address and telephone number of agent for service)

                           Golden Star Resources Ltd.
             (Exact name of Registrant as specified in its charter)

             Canada                                             Not Required
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification No.)

885 West Georgia Street
Vancouver, British Columbia                                       V6C 3H4
(Address of principal executive offices)                        (Zip code)

                           Convertible Debt Securities
                           ---------------------------
                         (Title of indenture securities)

Item 1.           General information

                  Furnish the following information as to the trustee:

      (a)         Name and address of each examining
                  or supervising authority to which it is
                  subject.

                        New York State Banking
                        Department
                        Two Rector Street
                        New York, New York

                        Federal Deposit Insurance
                        Corporation
                        Washington, D.C.

                        Federal Reserve Bank of New
                        York
                        Second District,
                        33 Liberty Street
                        New York, New York

      (b)         Whether it is authorized to exercise corporate trust powers.

                        Yes

Item 2.           Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.

Item 13.          Defaults by the Obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                        None

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                        None

Item 16.          List of exhibits.

                  List below all exhibits filed as part of this statement of eligibility.

      *1. A copy of the Charter of IBJ Whitehall Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No 22-18460 and Exhibit 25.1 to Form T-1, Securities and Exchange Commission File No. 333-46849).

      *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

      *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

      *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 25.1 to Form T-1, Securities and Exchange Commission File No. 333-46849).

       5.         Not Applicable

       6.         The consent of United States institutional trustee required by
                  Section 321(b) of the Act.

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

      In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

      Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

      Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

      Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Whitehall Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of August, 1999.

                                   IBJ WHITEHALL BANK & TRUST COMPANY


                                   By: /s/ Luis Perez
                                   ------------------
                                   Luis Perez
                                   Assistant Vice President

                                    Exhibit 6

                               CONSENT OF TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issuance Golden Star Resources Ltd., of its Convertible Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   IBJ WHITEHALL BANK & TRUST COMPANY


                                   By: /s/ Luis Perez
                                   ------------------
                                   Luis Perez
                                   Assistant Vice President

Dated:  August 10, 1999

                                    EXHIBIT 7
                       CONSOLIDATED REPORT OF CONDITION OF
                       IBJ WHITEHALL BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries

                           Report as of March 31, 1999

                                                                            Dollar Amounts
                                                                             in Thousands
                                                                             ------------
                                     ASSETS
                                     ------
1. Cash and balance due from depository institutions:
   a. Non-interest-bearing balances and currency and coin.....................$   21,794
   b. Interest-bearing balances...............................................$   24,039

2. Securities:
   a. Held-to-maturity securities.............................................$      -0-
   b. Available-for-sale securities...........................................$  192,664

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs

   Federal Funds sold and Securities purchased under agreements to resell.....$   90,207

4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income....................$ 2,045,440
   b. LESS: Allowance for loan and lease losses...................$    64,777
   c. LESS: Allocated transfer risk reserve.......................$        -0-
   d. Loans and leases, net of unearned income, allowance, and reserve........$1,980,663

5. Trading assets held in trading accounts....................................$      783

6. Premises and fixed assets (including capitalized leases)...................$    6,188

7. Other real estate owned....................................................$      -0-

8. Investments in unconsolidated subsidiaries and associated companies........$      -0-

9. Customers' liability to this bank on acceptances outstanding...............$      615

10. Intangible assets.........................................................$   12,786

11. Other assets..............................................................$   61,758

12. TOTAL ASSETS..............................................................$2,391,497

                                   LIABILITIES
                                   -----------

13. Deposits:
    a. In domestic offices....................................................$  722,967

   (1)   Noninterest-bearing .....................................$  155,445
   (2)   Interest-bearing.........................................$  567,522

    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs..........$1,111,757

   (1)   Noninterest-bearing .....................................$   14,819
   (2)   Interest-bearing.........................................$1,096,938

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased and Securities sold under agreements to repurchase................................................................$  105,000

15. a. Demand notes issued to the U.S. Treasury...............................$    3,000

    b. Trading Liabilities....................................................$      468

16. Other borrowed money:
    a. With a remaining maturity of one year or less..........................$   25,002
    b. With a remaining maturity of more than one year........................$    1,375
    c. With a remaining maturity of more than three years.....................$    3,550

17. Not applicable.

18. Bank's liability on acceptances executed and outstanding..................$      615

19. Subordinated notes and debentures.........................................$  100,000

20. Other liabilities.........................................................$   68,528

21. TOTAL LIABILITIES.........................................................$2,142,262

22. Limited-life preferred stock and related surplus..........................$      N/A

                                 EQUITY CAPITAL
                                 --------------

23. Perpetual preferred stock and related surplus.............................$       -0-

24. Common stock..............................................................$   28,958

25. Surplus (exclude all surplus related to preferred stock)..................$  210,319

26. a. Undivided profits and capital reserves.................................$    9,707

    b. Net unrealized gains (losses) on available-for-sale securities.........$      251

    c. Accumulated net gains (losses) on cash flow hedges.....................$      -0-

27. Cumulative foreign currency translation adjustments.......................$      -0-

28. TOTAL EQUITY CAPITAL......................................................$  249,235
29. TOTAL LIABILITIES AND EQUITY CAPITAL......................................$2,391,497